FORM 3 JOINT FILER INFORMATION

DESIGNATED FILER: Ronald O. Perelman

JOINT FILER:

Name:             SGMS Acquisition Corporation

Address           35 East 62nd Street
                  New York, NY 10021

Issuer:           Scientific Games Corporation

Date of Event:    November 19, 2003

Amount:           1,097.664 Series B Preferred Stock
                  1,200,327 Series A Convertible Preferred Stock

Ownership Form:   Direct


Signature:        /s/: Barry F. Schwartz
                  ----------------------
Name:             Barry F. Schwartz
Title:            Executive Vice President, Secretary, Treasurer
                  and General Counsel

JOINT FILER:

Name:             Mafco Holdings Inc.

Address:          35 East 62nd Street
                  New York, NY 10021

Issuer:           Scientific Games Corporation

Date of Event:    November 19, 2003

Amount:           1,097.664 Series B Preferred Stock
                  1,200,327 Series A Convertible Preferred Stock

Ownership Form:   Indirect


Signature:        /s/: Barry F. Schwartz
                  ----------------------
Name:             Barry F. Schwartz
Title:            Executive Vice President and General Counsel